Exhibit 16(c)(vii)
December 16th, 2024Project MangroveConfidential Discussion MaterialsPrepared for the Special Committee of the Board of Directors

DisclaimerThis presentation has been prepared by Centerview Partners LLC (“Centerview”) for use solely by the Special Committee of the Board of Directors of Mangrove inconnection with its evaluation of a proposed sale of Mangrove and for no other purpose. The information contained herein is based upon information supplied by oron behalf of Mangrove and publicly available information, and portions of the information contained herein may be based upon statements, estimates and forecastsprovided by Mangrove. Centerview has relied upon the accuracy and completeness of the foregoing information, and has not assumed any responsibility for anyindependent verification of such information or for any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Mangrove orany other entity, or concerning the solvency or fair value of Mangrove or any other entity. With respect to financial forecasts, Centerview has assumed that suchforecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Mangrove as to the futurefinancial performance of Mangrove, and at your direction Centerview has relied upon such forecasts, as provided by Mangrove’s management, with respect toMangrove. Centerview assumes no responsibility for and expresses no view as to such forecasts or the assumptions on which they are based. The information setforth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unlessindicated otherwise and Centerview assumes no obligation to update or otherwise revise these materials.The financial analysis in this presentation is complex and is not necessarily susceptible to a partial analysis or summary description. In performing this financialanalysis, Centerview has considered the results of its analysis as a whole and did not necessarily attribute a particular weight to any particular portion of the analysisconsidered. Furthermore, selecting any portion of Centerview’s analysis, without considering the analysis as a whole, would create an incomplete view of the processunderlying its financial analysis. Centerview may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resultingfrom any particular portion of the analysis described above should not be taken to be Centerview’s view of the actual value of Mangrove.These materials and the information contained herein are confidential, were not prepared with a view toward public disclosure, and may not be disclosed publicly ormade available to third parties without the prior written consent of Centerview. These materials and any other advice, written or oral, rendered by Centerview areintended solely for the benefit and use of the Special Committee of the Board of Directors of Mangrove (in its capacity as such) in its consideration of the proposedtransaction, and are not for the benefit of, and do not convey any rights or remedies for any holder of securities of Mangrove or any other person. Centerview willnot be responsible for and has not provided any tax, accounting, actuarial, legal or other specialist advice. These materials are not intended to provide the sole basisfor evaluating the proposed transaction, and this presentation does not represent a fairness opinion, recommendation, valuation or opinion of any kind, and isnecessarily incomplete and should be viewed solely in conjunction with the oral presentation provided by Centerview.

Today’s Discussion1 Valuation Perspectives2 Appendix

$0$5$10$15$20$25May-19 Nov-19 May-20 Nov-20 May-21 Nov-21 May-22 Nov-22 May-23 Nov-23 May-24 Nov-24Share Price Performance Over TimeMangrove Unaffected 52-Week High(1)(5/3/23): $11.32Source: FactSet as of 12/12/24.Note: Prices indexed to Mangrove as of 5/2/19. Broadband peer median includes CABO, CHTR, CMCSA, FYBR, LUMN and SHEN. Initial public proposal date as of 5/2/24.(1) As of one-day prior to initial public proposal.(2) As of 12/12/24.$7.99$3.79(53%)(25%)+107%Current:Mangrove on Date ofInitial Public ProposalIndexed Share Price Performance – Five Years Prior to Date of Initial Public Proposal$5.03(37%)Mangrove Unaffected 52-Week Low(1)(11/10/23): $2.87Mangrove Broadband Peers S&P 500March 2022:First Fed rate hike post-pandemicMay 2022:Reported Q1’22 Results, DoubledGreenfield Expansion PlansNovember 2023:Reported Q3’23 Results1 Valuation PerspectivesMangrove Current 52-Week High(2)(8/19/24): $5.78Mangrove Current 52-Week Low(2)(3/19/24): $3.03May 2023:Reported Q1’23 ResultsNovember 2022:Reported Q3’22 ResultsAugust 2022:Reported Q2’22 Results

Overview of Joint Bidders’ December 12th Revised Verbal Proposal $6.00 - $6.25 per share in cash for all outstanding shares ofMangrove common stock not currently owned by Crestview– Represents a 19% - 24% premium to the current price of $5.03and a 58% - 65% premium to the price prior to the initial publicproposal of $3.79– Represents an increase to the low-end of the range of the revisedproposal of $5.50 - $6.25 received on 10/11/24 No additional Conditions or Key Terms have been providedas part of the revised verbal proposalHeadlineOffer Non-waivable condition requires:– Approval and recommendation to board by Special Committee,as advised by independent legal and financial advisors– Approval of Mangrove Board of Directors Assumes the current debt financing at Mangrove remains in placeafter transaction close, but Joint Bidders have represented that theycould secure committed financing as needed Equity financing will be funded by the rollover of Crestview’s existing37.0% ownership and new equity to be provided by DigitalBridge Completion of customary due diligenceFor Reference:Other KeyTerms fromInitialProposalFor Reference:CertainConditionsOutlined InInitialProposalProposal Overview Implied Offer Range MetricsSource: Crestview’s non-binding revised proposal received on 12/12/24, MangroveManagement Plan as of 11/12/24 and FactSet as of 12/12/24.Note: U.S. dollars in millions, except per share amounts. EBITDA figures reflectEBITDA estimates in USD per FactSet.(1) Assumes DSO per Mangrove management as of 9/30/24.(2) Reflects balance sheet as of 9/30/24. Includes debt issuance closed in Oct-24.(3) Reflects NTM Adj. EBITDA as of 5/2/24.1 Valuation PerspectivesShare Price $6.00 $6.25x DSO(1) 87.5 87.5Implied Equity Value $525 $547(+) Debt(2) 1,173 1,173(-) Cash(2) (206) (206)Implied Enterprise Value $1,492 $1,514Mangrove Management PlanEV / Adj. EBITDA2024E $285 5.2x 5.3xNTM(3) 290 5.1x 5.2xMangrove Consensus (4)EV / Adj. EBITDA2024E $273 5.5x 5.5xNTM(3) 273 5.5x 5.5xOffer Price % Prem. / (Disc.) as of Unaffected Date:5/2/24 $3.79 +58% +65%L52-Week High 11.32 (47%) (45%)L52-Week Low 2.87 +109% +118%30-Day VWAP 3.59 +67% +74%60-Day VWAP 3.52 +70% +78%90-Day VWAP 3.57 +68% +75%Offer Price % Prem. / (Disc.) as of Current:12/12/24 $5.03 +19% +24%L52-Week High 5.78 +4% +8%L52-Week Low 3.03 +98% +106%30-Day VWAP 5.29 +13% +18%60-Day VWAP 5.18 +16% +21%90-Day VWAP 5.30 +13% +18%

Historicals Projections2022 2023 2024 2025 2026 2027 2028 2029Revenue $705 $687 $630 $585 $575 $595 $634 $676% Growth (3%) (8%) (7%) (2%) +4% +7% +7%% Fiber 1% 4% 7% 11% 15% 19%Adj. EBITDA(1) $254 $259 $274 $279 $297 $318 $354 $379% Growth +2% +6% +2% +7% +7% +11% +7%% Margin 36% 38% 43% 48% 52% 54% 56% 56%(-) D&A (164) (139) (140) (136) (169) (191)Adj. EBIT $110 $140 $158 $182 $185 $188% Growth +27% +13% +16% +2% +1%% Margin 17% 24% 27% 31% 29% 28%(-) Taxes (28) (35) (39) (45) (46) (47)Tax Rate 25% 25% 25% 25% 25% 25%NOPAT $83 $105 $118 $136 $139 $141(+) D&A 164 139 140 136 169 191(-) Capex (222) (226) (264) (268) (264) (263)(-) Δ in NWC (10) (15) (0) (5) 1 (4)(-) Other(2) (46) (40) (14) (5) (6) (4)Unlevered Free Cash Flow ($32) ($37) ($20) ($5) $39 $61% Growth n.m. n.m. n.m. n.m. +56%% Conversion (12%) (13%) (7%) (2%) 11% 16%5 Year Management Plan SummarySource: Mangrove management.Note: U.S. dollars in millions. Reflects management forecast received by Centerview on 11/12/2024.(1) Burdened by Stock-Based Compensation.(2) Includes Non-EBITDA Severance, Non-Recurring & Integration Expenses, and Other Expenses.1 Valuation Perspectives

$290 $271 $274 $274 $309 $272 $280$630 $632 $633 $633$285 $284 $286 $28611/12/24 Management Plan vs. Consensus: Select P&L ItemsSource: Mangrove Management Plan provided on 11/12/24, Wall Street research and FactSet as of 12/12/24.Note: U.S. dollars in millions. Adj. EBITDA unburdened by stock-based compensation.RevenueAdj.EBITDAUFCF(EBITDAlessCapex)# of Est. = 3$585 $578 $579 $584 $575 $550 $566# of Est. = 2# of Est. = 3 # of Est. = 2# of Est. = 3$64 $72 $75 $75$45$57# of Est. = 3$64 $71 $77 $832024E 2025E 2026E# of Est. = 3# of Est. = 3# of Est. = 1Mgmt. Mgmt. Mgmt.Mgmt. Mgmt. Mgmt.Mgmt. Mgmt. Mgmt.1 Valuation Perspectives

45.3% 53.7% 48.0% 50.8% 42.9% 43.8% 45.0%11/12/24 Management Plan vs. Consensus: Margins49.6% 46.8% 46.9% 47.4%Adj.EBITDAMarginUFCF as% ofRevenue11.0% 12.5% 12.9% 13.1%7.9%9.8%# of Est. = 310.1% 11.3% 12.1% 13.0%Source: Mangrove Management Plan provided on 11/12/24, Wall Street research and FactSet as of 12/12/24.Note: U.S. dollars in millions. Adj. EBITDA unburdened by stock-based compensation.2024E 2025E 2026E# of Est. = 3 # of Est. = 2# of Est. = 3 # of Est. = 3 # of Est. = 1Mgmt. Mgmt. Mgmt.Mgmt. Mgmt. Mgmt.1 Valuation Perspectives

Preliminary Overview of Valuation MethodologiesDescription Range of closing share prices for Mangrove stock over the 52 weeks ending 5/2/24 (initial public proposal date) Price targets for Mangrove per recent Wall Street analyst research reports as of latest available date EBITDA unburdened by stock-based compensation expense Multiples applied to Mangrove Management Plan NTM EBITDA EBITDA unburdened by stock-based compensation expense Multiples applied to Mangrove Management Plan LTM EBITDA Mangrove Management Plan Weighted Average Cost of Capital of 8.3% – 9.5% Perpetuity growth rate of 2.5% – 3.0% Assumes utilization of NOLs starting in 2027ESource: Mangrove management, public filings, FactSet, and Bloomberg.Note: U.S. dollars in millions, except per share amounts. Balance sheet and fully diluted share count as of 9/30/24 per Mangrove management estimate. Share pricesrounded to nearest $0.05, except for 52-week trading range. NTM metrics reflect NTM as of 12/12/24.1 Valuation PerspectivesMethodologyTradingMultiplesPrecedentTransactionsForReferenceEV / LTMAdj. EBITDAAnalystPrice TargetsDiscounted CashFlow AnalysisIncluding Value of Tax Assets52-WeekTrading Range asof 5/2/24EV / NTMAdj. EBITDA52-WeekTrading Range asof 12/12/24 Range of closing share prices for Mangrove stock over the 52 weeks ending 12/12/24

$2.87$3.03$3.00$3.85$6.85$3.95$11.32$5.78$7.50$9.55$11.75$9.95Preliminary Mangrove Valuation AnalysisMethodology Relevant Metrics Implied Share Price Range5.5x – 7.0x LTM Adj.EBITDA of $285mm4.5x – 6.2x NTM Adj.EBITDA of $290mmLow (11/10/23) /High (5/3/23)(Initial Public Proposal Date)WACC: 8.3% – 9.5%PGR: 2.5% – 3.0%Low / High(Latest Available Reports)Revised Proposal12/12/24:$6.00 - $6.25TradingMultiplesPrecedentTransactionsForReferenceSource: Mangrove management, public filings, FactSet, and Bloomberg.Note: U.S. dollars in millions, except per share amounts. Balance sheet and fully diluted share count as of 9/30/24 per Mangrove management estimate. Share pricesrounded to nearest $0.05, except for 52-week trading range. NTM metrics reflect NTM as of 12/12/24.1 Valuation PerspectivesInitial Proposal5/2/24: $4.80EV / LTMAdj. EBITDAAnalystPrice TargetsDiscounted CashFlow AnalysisIncluding Value of Tax Assets52-WeekTrading Range asof 5/2/24EV / NTMAdj. EBITDA52-WeekTrading Range asof 12/12/24Low (3/19/24) /High (8/19/24)(Current)

Broker Price Target Valuation MethodologyDCF: 10.6% WACC, 1% PGR~5.0x 2025E EBITDA~5.0x 2025E EBITDA4.2x 2025E EBITDAMedian $4.90$7.50$5.00$4.80$3.00For Reference: Research Analyst Price TargetsSource: Wall Street research, Bloomberg and FactSet as of 12/12/24.(1) Broker updated recommendation to Sell rating on 12/4/24.(3/14/24)(1)(11/4/24)(8/26/24)(3/13/24)1 Valuation PerspectivesBuy Hold Sell

EV /Market '24E-'26E '25E EBITDA % B2C Customers Broadband '25E UFCF (2) NTM Homes TotalCompany TEV Cap. Sales CAGR Margin by Technology (1) Penetration % Revenue EBITDA Passed Subscribers$240.2 $156.0 +1.3% 31.3% 51% 21.7% 6.3x n.a. n.a.161.4 62.8 +0.1% 41.6% 55% 19.3% 7.1x 2,793 5,06821.2 6.7 (3.4%) 28.0% 12% (3.3%) 6.1x 5,426 21,33317.2 7.1 +2.6% 39.9% 20% (10.2%) 7.4x 1,861 6,1274.5 2.2 (1.3%) 54.3% 39% 34.1% 5.3x 1,588 4,4941.0 0.8 +13.6% 33.6% 33% (48.5%) 8.3x 1,956 6,299Mean $74.2 $39.3 +2.1% 38.1% 35.0% 2.2% 6.7x $2,725 $8,664Median $19.2 $6.9 +0.7% 36.8% 36.0% 8.0% 6.7x $1,956 $6,127Memo: Mangrove On Date of Initial Public ProposalConsensus(6) (2.3%) 43.8% 8.4% 4.5xMgmt. Plan(7) (4.5%) 49.6% 11.0% 4.3x$1.2 $0.3 25% $632 $2,49935%65%73%27%94%6%100%100%100%70%30%Selected Public Trading StatisticsCable Fiber Copper(5)1 Valuation Perspectives(3) (3)(4) (4)Source: Mangrove Management Plan and FactSet as of 12/12/24.Note: U.S. dollars in billions. Reflects calendarized financials. EBITDA unburdened by stock-based compensation. Financial estimates reflect mean broker estimates inUSD per FactSet. EBITDA figures reflect EBITDA estimates in USD per FactSet. Assumes market value of debt as of 12/12/24 for Lumen.(1) As of latest filing. (2) Unlevered free cash flow defined as EBITDA less capex. (3) Represents Fiber metrics. (4) Includes only Fiber enterprise value. Fiber LTMEBITDA disclosed as 65% of total EBITDA, which is used to calculate Copper EBITDA. Copper business valued at 5.0x LTM Copper EBITDA. (5) Reflects 2025EYoY growth due to lack of 2026E estimates. (6) Consensus estimates as of 5/2/24. Assumes DSO and balance sheet figures as of 3/31/24. (7) Based on MangroveManagement Plan received by Centerview on 11/12/24.

0.0x2.0x4.0x6.0x8.0x10.0x12.0x14.0x16.0x18.0x20.0xMay-19 Nov-19 May-20 Nov-20 May-21 Nov-21 May-22 Nov-22 May-23 Nov-23 May-24 Nov-24Multiple Evolution Over TimeEV / NTM EBITDA – Five Years to Date of Initial Public Proposal6.7x11.8x4.5x6.7xMangrove Mult.on Date of InitialPublic Proposal(5/2/24)15.3x9.7x5.1xSource: FactSet as of 12/12/24.Note: Broadband peer median includes CABO, CHTR, CMCSA, FYBR, LUMN and SHEN. Initial public proposal date as of 5/2/24.1 Valuation PerspectivesAvg. EV / NTM EBITDA (to Date of Initial Public Proposal) Mangrove Broadband Peers S&P 500L5Y L2Y L1Y YTDMangrove 6.6x 5.6x 4.7x 4.5xBroadband Median 9.0x 7.1x 7.0x 6.8xMult. Prem / (Disc.) (2.4x) (1.5x) (2.4x) (2.4x)% Prem. / (Disc.) (27%) (21%) (34%) (35%)June 2021:Sale of Select Properties from Mangrove toAstound and Atlantic BroadbandNovember 2020:Sale of Astound to Stonepeak12.5x11.0x

Ann. Date Target Acquiror Ent. ValueEV /LTM EBITDA5-Sep-24 Frontier Verizon $20,000 9.2x16-Oct-23 Consolidated Communication Searchlight 3,100 9.6x4-Aug-21 Lumen Apollo 7,500 5.5x13-Mar-20 Cincinnati Bell Macquarie 2,907 7.2x29-May-19 Frontier Searchlight 1,352 5.0x10-Jul-17 Hawaiian Telecom Cincinnati Bell 656 5.9x5-Feb-15 Verizon (Assets) Frontier 10,540 6.2xMean 6.9xMedian 6.2xSelected Precedent TransactionsSource: Public filings and materials, FactSet.Note: U.S. dollars in millions.1 Valuation Perspectives

PGR PGR2.50% 2.75% 3.00% 2.50% 2.75% 3.00%8.3% $8.10 $9.00 $9.95 6.4x 6.7x 7.0x8.9% 5.80 6.50 7.30 5.8x 6.0x 6.3x9.5% 3.95 4.55 5.15 5.3x 5.5x 5.7xWACCFiscal Year Ending December 31, Terminal '24E - '29E2024 2025 2026 2027 2028 2029 Year CAGRRevenue $630 $585 $575 $595 $634 $676 $676 +1%% Growth (7%) (2%) +4% +7% +7%Adj. EBITDA(1) $274 $279 $297 $318 $354 $379 $379 +7%% Growth +2% +7% +7% +11% +7%% Margin 43% 48% 52% 54% 56% 56% 56%(-) D&A (164) (139) (140) (136) (169) (191) (200)Adj. EBIT $110 $140 $158 $182 $185 $188 $179% Growth +27% +13% +16% +2% +1%% Margin 17% 24% 27% 31% 29% 28% 26%(-) Taxes (28) (35) (39) (45) (46) (47) (45)Tax Rate 25% 25% 25% 25% 25% 25% 25%NOPAT $83 $105 $118 $136 $139 $141 $134(+) D&A 164 139 140 136 169 191 200(-) Capex (222) (226) (264) (268) (264) (263) (200)(-) Δ in NWC (10) (15) (0) (5) 1 (4) –+/- Other (46) (40) (14) (5) (6) (4) (4)Unlevered Free Cash Flow ($32) ($37) ($20) ($5) $39 $61 $130% Growth n.m. n.m. n.m. n.m. +56%% Conversion (2) (12%) (13%) (7%) (2%) 11% 16% 34%Preliminary Discounted Cash Flow AnalysisSource: Mangrove Management Plan and FactSet as of 12/12/24.Note: U.S. dollars in millions, except per share amounts. Assumes valuation date of 12/31/24, including 9/30/24 balance sheet and DSO per Mangrove Management. Includescash flows from Q1’25 onwards. Reflects mid-year convention discounting. Share price figures rounded to the nearest 5 cents. (1) Burdened by stock-basedcompensation. (2) UFCF conversion calculated as UFCF / Adj. EBITDA. (3) Includes utilization of net operating losses starting in 2027 per Management. (4) Multiplesbased on terminal year Adj. EBITDA.Implied Share Price(3) Implied Exit Multiple(4)1 Valuation Perspectives

Today’s Discussion1 Valuation Perspectives2 Appendix

Peer Unlevered Beta WACC CalculationMarket Debt / Beta(1)Company Debt Cap. Equity Levered Unlevered Cost of EquityComcast $101,364 $155,992 65% 0.626 0.505 20Y U.S. Treasury Yield 4.6%Charter 95,315 62,804 152% 0.861 0.424 Unlevered Beta 0.50Frontier 11,249 7,117 158% 1.483 0.605 Target Debt / Equity 155%Lumen 17,128 6,674 257% 0.670 0.267 Levered Beta 1.090Cable One 3,488 2,201 158% 0.895 0.425 LT U.S. Historical Risk Premium(4) 7.2%Shenandoah 345 750 46% 0.389 0.441 Size Premium(5) 2.0%Peer Median 155% 0.765 0.433 Cost of Equity 14.4%Mangrove - Cons. (Unaff.) 935 326 286% 1.338 0.389Memo: Mangrove Two-Year Average Debt / Equity Ratio 140% 1.338 0.598 Cost of DebtPre-Tax Cost of Debt(7) 6.8%Tax Rate 25.0%After-Tax Cost of Debt 5.1%Memo: Debt / Capital 61%WACC(8) 8.7%Preliminary Mangrove WACC Analysis(6)(3)Source: Mangrove management, public filings, Bloomberg and FactSet as of 12/12/24.Note: U.S. dollars in millions. Mangrove balance sheet and share count figures as of Q1'24 filing on 3/31/24; Mangrove beta as of date of initial public proposal on 5/2/24.(1) Represents two-year adjusted weekly average beta. Unlevered betas assume 25.0% tax rate for each company. (2) As of unaffected date of 9/3/24. (3) Based onmarket value of debt as of 12/12/24. (4) Duff & Phelps, 2023. (5) Size premium reflects companies with market capitalization between $0.2bn and $0.6bn. (6)Reflects two-year average Debt / Equity. (7) Reflects BofA B corporate index effective yield. (8) WACC equals ((debt / capitalization * (cost of debt * (1 – taxrate))) + (equity / capitalization * levered cost of equity)).(6)2 Appendix(2)WACC SensitivityDebt / Unlevered BetaEquity 0.43 0.46 0.50 0.53 0.57 0.60150% 8.3% 8.5% 8.7% 8.9% 9.1% 9.3%175% 8.3% 8.6% 8.8% 9.0% 9.2% 9.4%200% 8.4% 8.6% 8.8% 9.0% 9.2% 9.4%

Mangrove NOL AnalysisSource: Mangrove management.Note: U.S. dollars in millions, except per share amounts. Mangrove balance sheet and share count as of 9/30/24 per Management. Assumes mid-year discounting.(1) Assumes U.S. federal tax rate of 21%.(2) NOLs applied to offset federal tax expense.Cash Flow Benefit of NOLsNOL CashFlowBenefit toMangrovePresentValue ofNOL CashFlowBenefit toMangrove2 AppendixFiscal Year Ending December 31,2024 2025 2026 2027 2028 2029Mangrove NOL Usage – – – $103 $95 –(x) Mangrove Tax Rate (1) 21% 21% 21% 21% 21% 21%Mangrove Cash Tax Benefit – – – $22 $20 –Beginning NOL Balance $198 $198 $198 $198 $95 –(-) Mangrove NOL Usage(2) – – – (103) (95) –Ending NOL Balance $198 $198 $198 $95 – –Implied Value /Discount Rate PV of NOL Share8.3% $32.8 $0.388.9% 32.3 0.379.5% 31.7 0.36

Peer Unsecured Yield-To-WorstSource: Mangrove management, public filings, Bloomberg and FactSet as of 12/12/24.Note: U.S. dollars in millions.(1) Reflects Mangrove Secured Super-Priority Credit Agreement Balance closed on 10/11/24.(2) Reflects S + 700 interest rate as of 12/12/24.2 AppendixCompany Unsecured Debt Unsecured Yield-To-Worst$5,530 8.7%1,570 7.1%23,247 6.3%750 5.9%100,890 4.9%– n.a.Memo:Most-Recent Mangrove Issuance: Super-Priority Facility $200S + 70011.5%(1)(2)